Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
The Trustees and Shareholders
Lexington Realty Trust:
We consent to the use of our reports dated March 1, 2009, with respect to the consolidated balance sheets of Lexington Realty Trust and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2008, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-3. The consolidated financial statements of Lex-Win Concord LLC (“Concord”), a 50 percent-owned investee company, were audited by other auditors whose report has been furnished to us, and our opinion on the Company’s consolidated financial statements, insofar as it relates to the amounts included for Concord, is based solely on the report of the other auditors.
(signed) KPMG LLP
New York, New York
March 10, 2009